                          FIRST COMMERCIAL CORPORATION               EXHIBIT 21
                         Subsidiaries of the Registrant

First Commercial Corporation, Little Rock, Arkansas (2)
       First Commercial Bank, N.A., Little Rock, Arkansas (1)
            First Commercial Mortgage Company, Little Rock, Arkansas (2) First Commercial, Inc., Little Rock, Arkansas (2)
            First Commercial Futures Corporation, Little Rock, Arkansas (2) Financial Fleet Services, Inc., Little Rock, Arkansas (2)
            First Commercial Investments, Inc., Little Rock, Arkansas (2) Grant County Service Corporation (2)
       Morrilton Security Bank, N.A., Morrilton, Arkansas (1)
       First National Bank of Russellville, Russellville, Arkansas (1) First National Bank of Conway, Conway, Arkansas (1)
       The Security Bank, Harrison, Arkansas (3)
            Security Properties, Inc. (2)
       Benton State Bank, Benton, Arkansas (3)
            BSB Properties, Inc., Benton, Arkansas (2)
       Arkansas Bank & Trust Company, Hot Springs, Arkansas (3)
            Advantage Corporation, Hot Springs, Arkansas (2)
            Pinnacle Corporation, Hot Springs, Arkansas (2)
       First Commercial Bank of Memphis, N.A., Memphis, Tennessee (1) Farmers & Merchants Bank, Rogers, Arkansas (3)
            Flight, Inc., Rogers, Arkansas (4)
       Clinton Bancshares, Inc., Clinton, Arkansas (2)
            Clinton State Bank, Clinton, Arkansas (3)
                 Bank Properties, Inc., Clinton, Arkansas (2)
       State First Financial Corporation, Texarkana, Arkansas (2)
            Tyler Bank and Trust, N.A., Tyler, Texas (1)
                 Commercial Capital Funding, Inc., Dallas, Texas (5)
            Lufkin National Bank, Lufkin, Texas (1)
            Longview National Bank, Longview, Texas (1)
            Stone Fort National Bank, Nacogdoches, Texas (1)
            Commercial Investment Company, Texarkana, Arkansas (2)
            State First National Bank, Texarkana, Arkansas (1)
            State First National Bank, Texarkana, Texas (1)
            The First National Bank of Nashville, Nashville, Arkansas (1) United American Bancshares, Inc., Palestine, Texas (5)
                 First National Bank, Palestine, Texas (1)
            Kilgore First Bancorp, Inc., Kilgore, Texas (5)
                 Kilgore First National Bank, Kilgore, Texas (1)
       Citizens Operations Center, Inc. (2)
       Citizens First Bank, El Dorado (3)
       Citizens First Bank, Fordyce (3)
            Harris Abstract & Title Company (2)
       Citizens First Bank, Arkadelphia (3)
       Springhill Bancshares, Inc. (6)
            Springhill Bank & Trust Company (7)
       West-Ark Bancshares, Inc. (2)
            Arkansas State Bank, Clarksville (3)
                 ASB Properties, Inc. (2)
       First Commercial Trust Company, N.A., Little Rock, Arkansas (1) Baker & Hill, Inc., Little Rock, Arkansas (2)
       TRH Bank Group, Inc., Norman, Oklahoma (2)
            Security National Bank & Trust Company, Norman, Oklahoma (1)
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(1)  Chartered under the laws of the United States.
(2)  Incorporated under the laws of the State of Arkansas.
(3)  Chartered under the laws of the State of Arkansas.
(4)  Incorporated under the laws of the State of Delaware.
(5)  Incorporated under the laws of the State of Texas.
(6)  Incorporated under the laws of the State of Louisiana.
(7)  Chartered under the laws of the State of Louisiana.